Exhibit 99.1

NEWS RELEASE

Release Date:	Friday, February 4, 2011

Release Time:	11:00 am Eastern Standard Time

Contact:	Eric E. Stickels, Executive Vice President & CFO

Phone:	(315) 366-3702

Oneida Financial Corp. Reports 2010 Fourth Quarter and Full Year Operating Results (unaudited)

Oneida, NY, February 4, 2011 - Oneida Financial Corp. (NASDAQ Global: ONFC), the parent company of The Oneida Savings Bank, has announced operating results for the fourth quarter and full year ended December 31, 2010.  Net income for the three months ended December 31, 2010 was $1.5 million, or $0.21 diluted earnings per share, compared to $1.2 million, or $0.17 diluted earnings per share, for the three months ended December 31, 2009.  The increase in net income during the respective fourth quarter periods is primarily the result of an increase net interest income, an increase in non-interest income and a decrease in net investment losses, partially offset by an  increase in the provision for loan losses, an increase in non-interest expenses and an increase in income tax provision.

Net income for the year ended December 31, 2010 was $3.8 million or $0.53 diluted earnings per share, as compared with $4.1 million or $0.57 diluted earnings per share for the same period in 2009.  Net income from operations for the year ended December 31, 2010, excluded non-cash gains and losses, as referenced in the table below, was $5.4 million or $0.77 per diluted share. This compares to net income from operations for the year ended December 31, 2009 of $4.6 million or $0.64 per diluted share.  The increase in net income from operations was primarily due to an increase in net interest income, an increase in non-interest income and an increase in gains from the sale of investments, partially offset by an increase in the provision for loan losses, an increase in non-interest expense and an increase in the provision for income taxes.

Key Balance Sheet Changes at December 31, 2010

•
The Bank is well capitalized at December 31, 2010 with a Tier 1 leverage ratio of 9.17% and a total risk-based capital ratio of 15.15%. The Company’s average equity ratio as a percent of average assets was 13.66% at December 31, 2010 compared to 13.19% at September 30, 2010 and further compared to 10.02% at December 31, 2009.

•
Deposit accounts were at the record level of $552.2 million at December 31, 2010, an increase of $17.8 million from September 30, 2010.  Total deposits increased $62.8 million from December 31, 2009, an increase of $31.5 million in retail deposits combined with an increase of $31.3 million in municipal deposits over the past twelve months.

•
Net loans receivable totaled $283.4 million at December 31, 2010 compared to $285.4 million at September 30, 2010 and $295.8 million at December 31, 2009.  The decrease in net loan balances reflects the Company’s continued loan sales activity. The Company has sold $36.7 million in fixed rate residential loans during the trailing twelve months ended December 31, 2010.

•
Investment and mortgage-backed securities totaled $251.6 million at December 31, 2010, an increase of $24.9 million from September 30, 2010, and an increase of $89.9 million from December 31, 2009.  The increase in investment and mortgage-backed securities is primarily the result of the increase in pledged collateral to support our municipal deposit growth and the investment of the net proceeds of the Company’s stock offering.

•
The Company continued to repay maturing Federal Home Loan Bank advances with proceeds from investment securities maturities, calls and other cash flows.  Borrowings outstanding were $12.0 million at December 31, 2010 a decrease of $19.0 million from December 31, 2009.

•
Total equity at December 31, 2010 was $85.9 million, a decrease of $3.0 million from September 30, 2010 and an increase of $26.8 million from December 31, 2009.  Net proceeds from the Company’s stock offering completed on July 7, 2010 provided $29.0 million in additional capital during the current year partially offset by the allocation of $1.3 million in common stock to the Company’s ESOP plan. The change in total equity is also the result of the contribution of net earnings combined with valuation adjustments made for the Company’s available for sale investment and mortgage-backed securities, partially offset by the declaration of cash dividends during the trailing twelve month period.

Key Operating items for fourth quarter 2010 include:

•
Net interest income was $4.7 million for the three months ended December 31, 2010 compared to $4.6 million for the three months ended December 31, 2009.  Net interest margin was 3.33% for the fourth quarter of 2010 compared to 3.79% for the fourth quarter of 2009.

•
Non-interest income was $6.1 million for the three months ended December 31, 2010 compared to $5.5 million for the three months ended December 31, 2009.  This increase is primarily the result of an increase in revenue derived from the Company’s insurance and other non-banking operations of $314,000 to $4.6 million in the fourth quarter of 2010 compared to $4.2 million in the comparable 2009 period.

•
Non-cash increase in the fair value recognized on trading (equity) securities was $418,000 for the three months ended December 31, 2010 compared to a non-cash increase of $417,000 for the three months ended December 31, 2009.  Non-cash impairment charges of $723,000 were recorded in the fourth quarter 2010 on certain investment securities compared with $907,000 in non-cash charges recorded in the fourth quarter of 2009.

•
Noninterest expense increased to $8.8 million for the three months ended December 31, 2010 compared to $8.3 million for the comparable period in 2009.  This increase was primarily the result of an increase in compensation and employee benefits expense associated with the Company’s insurance and other non-banking operations.

Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, “Oneida Financial Corp. is pleased to have completed our corporate reorganization and related stock offering in early July of this year.  Our stock offering enjoyed wide support and participation from depositors, board members, employees, local businesses and individuals and the broader investment community.”  Kallet continued, “The new capital raised will allow Oneida Financial Corp. to continue deploying our business strategies which position us as a diversified banking and financial services company.  Oneida Savings Bank is pleased to report a record level of assets and deposits at December 31, 2010, while our insurance and financial services subsidiaries, Bailey & Haskell Associates, Inc. and Benefit Consulting Group, Inc., once again posted a record revenue year in 2010.”   Kallet concluded, “Oneida Financial Corp. appreciates the support we have received from our customers and stockholders over the past decade as a mutual holding company and we look forward to our continued shared success as a fully public stockholder-owned company.”

Net Interest Income and Margin

Fourth quarter 2010 compared with fourth quarter 2009

Net interest income was $4.7 million for the fourth quarter of 2010, an increase of $107,000 from the fourth quarter of 2009. The net interest margin was 3.33% for the fourth quarter of 2010, compared to 3.79% for the fourth quarter of 2009. The yield on interest-earning assets has decreased 96 basis points to 4.21% partially offset by an increase in average interest-earning assets of $80.7 million. For the same period, the cost of interest-bearing deposits decreased 32 basis points to 0.92% while average interest-bearing deposits increased $55.9 million.  The Company executed on its planned repayment of Federal Home Loan Bank borrowings upon the maturity of its advances resulting in a decrease of $17.2 million in average borrowings outstanding. The average cost of interest-bearing liabilities decreased 46 basis points to 1.02% for the fourth quarter of 2010 as compared to the fourth quarter of 2009.

Fourth quarter 2010 compared with linked quarter ended September 30, 2010

Net interest income for the quarter ended December 31, 2010, increased $114,000 from the quarter ended September 30, 2010. The increase in net interest income reflects our increased level of average interest earning assets partially offset by a decrease in our net interest margin of 6 basis points from 3.39% for the quarter ended September 30, 2010. The yield on interest-earning assets decreased 20 basis points from 4.41% from the quarter ended September 30, 2010 while the cost of interest-bearing liabilities decreased 15 basis points from 1.17% during the third quarter of 2010.

Year-to-date comparison 2010 to 2009

On a year-to-date basis, net interest income increased $672,000 for the year ended December 31, 2010, as compared to the same period in 2009.  The increase in net interest income is the result of an increase in average interest-earning assets of $63.1 million to $535.8 million for the year ended December 31, 2010 from the same period in 2009 partially offset by a decrease in net interest margin of 31 basis points from 3.69% to 3.38%.

Provision for loan losses

Fourth quarter 2010 compared with fourth quarter 2009

During the fourth quarter of 2010, the Company made a $300,000 provision for loan losses as compared with $200,000 in provision for loan losses during the fourth quarter of 2009.  Net charge-offs during the current quarter were $122,000.  The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions.  The Company continues to report an overall low level of net loan charge-offs as compared to its peers.  The ratio of the loan loss allowance to loans receivable was 1.51% at December 31, 2010 compared to 0.98% at December 31, 2009.

Fourth quarter 2010 compared with linked quarter ended September 30, 2010

The provision for loan losses decreased by $350,000 during the fourth quarter of 2010 as compared with the linked prior quarter.  During the third quarter of 2010 the Company continued to increase a specific reserve for an unsecured commercial loan deemed fully impaired at the end of the third quarter.  Non-performing loans to total loans were 1.38% at December 31, 2010 as compared with 0.80% at September 30, 2010.   The ratio of the loan loss allowance to loans receivable was 1.51% at December 31, 2010 compared to 1.44% at September 30, 2010.

Year-to-date comparison 2010 to 2009

Provision for loan losses totaled $1.7 million for the year ended December 31, 2010 as compared with $760,000 in the same period of 2009. The increase in provision for loan losses during 2010 is primarily the result of the Company increasing a specific reserve to $2.2 million for an impaired unsecured commercial loan with a principal balance of $2.2 million during the current year.

Noninterest Income

Fourth quarter 2010 compared with fourth quarter 2009

Noninterest income totaled $6.1 million for the fourth quarter of 2010, an increase of $599,000 or 10.8% from $5.5 million in the fourth quarter of 2009. The increase was primarily due to an increase of $314,000 in commissions and fees on the sales of non-bank products through the Company’s insurance and financial service subsidiaries.  The increase in non-interest income was also supported by an increase in loan sale and servicing income, which totaled $453,000 in the fourth quarter of 2010 as compared with $197,000 in the fourth quarter of 2009. The Bank sells substantially all of its fixed-rate residential mortgage loan originations on a servicing retained basis in the secondary market. These loan sales help the Bank to control interest rate risk. The volume of fixed-rate residential mortgage loan originations has decreased in the current quarter as compared with the 2009 period, however, lower market interest rates has resulted in an increase in the profit realized upon the sale of these loans.

Fourth quarter 2010 compared with linked quarter ended September 30, 2010

Noninterest income increased $911,000 from $5.2 million on a linked-quarter basis, reflecting a seasonal decrease in commissions and fees on the sales of non-bank products during the third quarter of 2010 as compared with the current quarter and an increase in loan sale and servicing income in the fourth quarter of 2010.

Year-to-date comparison 2010 to 2009

Noninterest income totaled $22.9 million for the year ended December 31, 2010 as compared with $20.9 million in the same period of 2009, an increase of 9.6%.

Net Investment Gains (Losses)

Fourth quarter 2010 compared with fourth quarter 2009

Net investment losses of $488,000 were recorded in the fourth quarter of 2010 compared with net investment losses of $633,000 in the fourth quarter of 2009.  During the fourth quarter of 2010 eight trust preferred securities were reviewed for other-than-temporarily-impairment.  The Company recorded a non-cash charge of $693,000 representing the credit impairment on certain securities in the fourth quarter of 2010 as compared with a non-cash charge of $894,000 in the fourth quarter of 2009.  The trust preferred securities owned by the Company are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions. In addition, the Company recorded a non-cash charge of $30,000 representing the other-than-temporary impairment of a privately-issued collateralized mortgage obligation in the fourth quarter of 2010 as compared with a non-cash impairment charge of $13,000 in the fourth quarter of 2009.  Partially offsetting the non-cash impairment charges during the fourth quarter of 2010 were investment gains resulting from the Company’s decision to realize a portion of the appreciation in its mortgage-backed and investment securities portfolio, monetizing other comprehensive income and reducing prepayment risk during the fourth quarter of 2010.  These factors resulted in net gains realized of $235,000 during the three months ended December 31, 2010 as compared with net gains realized of $274,000 during the three months ended December 31, 2009.

Fourth quarter 2010 compared with linked quarter ended September 30, 2010

During the linked quarter ended September 30, 2010, the Company realized net investment losses of $112,000 as the Company recorded non-cash impairment charges of $649,000 representing the credit impairment on four trust preferred securities and one privately-issued collateralized mortgage obligation owned by the Company offset in part by investment gains of $537,000 realized in its mortgage-backed and investment securities portfolio.

Year-to-date comparison 2010 to 2009

For the year ended December 31, 2010 the Company has recorded net investment losses of $901,000 as compared with net investment losses of $1.5 million during the year ended December 31, 2009.  The losses recorded in both periods is the result of non-cash other-than-temporary impairment charges recorded in each period partially offset by gains realized on the sale of mortgage-backed and investment securities.

Change in the Fair Value of Investments

Fourth quarter 2010 compared with fourth quarter 2009

The Company has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement.   For the three months ended December 31, 2010, the market value of the Company’s trading securities increased $418,000 as compared with an increase of $417,000 in the fourth quarter of 2009.  The increase in market value of the Company’s trading securities in the fourth quarter of 2010 is reflective of the increase in broader equity markets during the period.

Fourth quarter 2010 compared with linked quarter ended September 30, 2010

During the linked quarter ended September 30, 2010, the Company recorded non-cash adjustment of $409,000 reflecting an increase in market value of the Company’s trading securities at the end of the third quarter of 2010.

Year-to-date comparison 2010 to 2009

For the year ended December 31, 2010 a positive net fair value adjustment of $103,000 reflects the increase in market value of the Bank’s trading securities at December 31, 2010 from the prior year end.   This compares with a net increase in the fair value for the same 2009 period of $1.7 million. The table below summarizes the Company's operating results excluding these cumulative non-cash charges related to the change in fair value of trading securities and the non-cash impairment charges recorded as net investment losses in each period.

Reported Results
(including non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)
	Year to Date	Year to Date
	Dec 31,	Dec 31,
	2010	2009
Net interest income	$18,099	$17,427
Provision for loan losses	1,650	760
Investment losses	(901)	(1,507)
Change in fair value of investments	103	1,725
Non-interest income	22,888	20,884
Non-interest expense	33,864	32,445
Income tax provision	914	1,211
Net income	$3,761	$4,113
Net income per
basic share	$0.53	$0.58

Operating Results / Non-GAAP
(excluding non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)
	Year to Date	Year to Date
	Dec 31,	Dec 31,
	2010	2009
Net interest income	$18,099	$17,427
Provision for loan losses	1,650	760
Investment gains	1,522	788
Non-interest income	22,888	20,884
Non-interest expense	33,864	32,445
Income tax provision	1,574	1,341
Net income	$5,421	$4,553
Net income per
basic share	$0.77	$0.64

The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes this alternate presentation of these items enables management to perform a more effective evaluation and comparison of the Company's results and to assess the overall performance of our business in relation to the Company's ongoing operations.

Noninterest Expense

Fourth quarter 2010 compared with fourth quarter 2009

Noninterest expense was $8.8 million for the three months ended December 31, 2010 as compared with $8.3 million during the fourth quarter of 2009. The increase in noninterest expense was primarily due to the increase in sales of insurance and other non-banking products through our subsidiaries resulting in an increase in compensation and employee benefit expenses combined with an increase in selling expenses.

Fourth quarter 2010 compared with linked quarter ended September 30, 2010

Noninterest expense increased $317,000 in the fourth quarter of 2010 as compared with the linked prior quarter. Compensation and employee benefit expense increased by $205,000 as compared with quarter ended September 30, 2010 reflecting the increase in sales of insurance and other non-banking products.

Year-to-date comparison 2010 to 2009

Noninterest expense totaled $33.9 million for the year ended December 31, 2010 as compared with $32.4 million in the same period of 2009. The increase in noninterest expense was primarily due to the increase in sales of insurance and other non-banking products through our subsidiaries resulting in an increase in compensation and employee benefit expenses.

Income Taxes

The Company’s effective tax rate was 13.9% for the fourth quarter of 2010 as compared with an effective tax rate of 12.2% for the fourth quarter of 2009. For the linked quarter ended September 30, 2010, the Company’s effective tax rate was 22.9%. For the year ended December 31, 2010 the Company’s effective tax rate was 19.6%.  The lower effective tax rate was due changes in the Bank’s tax exempt and tax preferred investment income and overall tax rate in effect for the year.

About Oneida Financial Corp.

The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited purpose commercial bank; Bailey, Haskell & LaLonde Agency, an insurance and risk management company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management.  Oneida Savings Bank was established in 1866 and operates eleven full-service banking offices in Madison, Oneida and Onondaga counties. For more information, visit the Company’s web site at www.oneidafinancial.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

All financial information provided at and for the quarter ended December 31, 2010 and all quarterly data is unaudited.  Selected financial ratios have been annualized where appropriate.  Operating data is presented in thousands of dollars, except for per share amounts.

	At	At	At	At	At
Selected Financial Condition Data:	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands except per share data)	2010	2010	2010	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total assets	$661,579	$647,926	$613,310	$596,265	$590,506
Cash and cash equivalents	33,741	44,942	32,235	42,282	39,537
Loans receivable, net	283,431	285,384	291,267	293,024	295,839
Mortgage-backed securities	89,882	74,252	73,133	65,401	65,737
Investment securities	161,739	152,449	125,033	105,403	96,487
Trading securities	7,691	7,283	6,884	7,757	7,627
Goodwill and other intangibles	24,519	24,620	24,721	24,822	24,813
Interest bearing deposits	486,985	468,286	445,166	444,627	426,368
Non-interest bearing deposits	65,179	66,111	76,153	60,889	62,997
Borrowings	12,000	17,000	23,500	23,500	31,000
Total equity	85,920	88,945	60,694	59,699	59,116

Book value per share
(end of period)	$12.20	$12.72	$8.49	$8.35	$8.29
Tangible value per share
(end of period)	$8.72	$9.20	$5.03	$4.88	$4.81

	Quarter Ended		Year to Date
Selected Operating Data:	Dec 31,	Dec 31,	Dec 31,	Dec 31,
(in thousands except per share data)	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$4,104	$4,452	$16,791	$17,761
Interest and dividends
on investments	1,882	1,854	6,950	7,203
Interest on fed funds	11	5	39	37
Total interest income	5,997	6,311	23,780	25,001
Interest expense:
Interest on deposits	1,100	1,310	4,685	5,877
Interest on borrowings	155	366	996	1,697
Total interest expense	1,255	1,676	5,681	7,574
Net interest income	4,742	4,635	18,099	17,427
Provision for loan losses	300	200	1,650	760
Net interest income after
provision for loan losses	4,442	4,435	16,449	16,667
Net investment losses	(488)	(633)	(901)	(1,507)
Change in fair value of investments	418	417	103	1,725
Non-interest income:
Service charges on deposit accts	672	709	2,635	2,616
Commissions and fees on sales
of non-banking products	4,557	4,243	17,499	15,836
Other revenue from operations	903	581	2,754	2,432
Total non-interest income	6,132	5,533	22,888	20,884
Non-interest expense
Salaries and employee benefits	5,609	5,337	21,446	20,425
Equipment and net occupancy	1,276	1,197	4,997	4,748
Intangible amortization	101	116	412	470
Other costs of operations	1,770	1,697	7,009	6,802
Total non-interest expense	8,756	8,347	33,864	32,445
Income before income taxes	1,748	1,405	4,675	5,324
Income tax provision	243	171	914	1,211
Net income	$1,505	$1,234	$3,761	$4,113
Net income per common
share ( EPS – Basic )	$0.21	$0.17	$0.53	$0.58
Net income per common
share ( EPS – Diluted)	$0.21	$0.17	$0.53	$0.57
Cash dividends paid	$0.12	$0.00	$0.51	$0.53

	Fourth	Third	Second	First	Fourth
Selected Operating Data:	Quarter	Quarter	Quarter	Quarter	Quarter
(in thousands except per share data)	2010	2010	2010	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$4,104	$4,187	$4,183	$4,318	$4,452
Interest and dividends
on investments	1,882	1,823	1,732	1,512	1,854
Interest on fed funds	11	11	9	7	5
Total interest income	5,997	6,021	5,924	5,837	6,311
Interest expense:
Interest on deposits	1,100	1,159	1,197	1,227	1,310
Interest on borrowings	155	234	279	329	366
Total interest expense	1,255	1,393	1,476	1,556	1,676
Net interest income	4,742	4,628	4,448	4,281	4,635
Provision for loan losses	300	650	300	400	200
Net interest income after
provision for loan losses	4,442	3,978	4,148	3,881	4,435
Net investment (losses) gains	(488)	(112)	381	(681)	(633)
Change in fair value of investments	418	409	(863)	139	417
Non-interest income:
Service charges on deposit accts	672	630	712	622	709
Commissions and fees on sales
of non-banking products	4,557	3,845	4,435	4,662	4,243
Other revenue from operations	903	746	559	544	581
Total non-interest income	6,132	5,221	5,706	5,828	5,533
Non-interest expense
Salaries and employee benefits	5,609	5,404	5,196	5,237	5,337
Equipment and net occupancy	1,276	1,196	1,251	1,274	1,197
Intangible amortization	101	101	101	108	116
Other costs of operations	1,770	1,738	1,777	1,725	1,697
Total non-interest expense	8,756	8,439	8,325	8,344	8,347
Income before income taxes	1,748	1,057	1,047	823	1,405
Income tax provision	243	242	233	196	171
Net income	$1,505	$815	$814	$627	$1,234
Net income per common
share ( EPS – Basic )	$0.21	$0.12	$0.11	$0.09	$0.17
Net income per common
share ( EPS – Diluted)	$0.21	$0.12	$0.11	$0.09	$0.17
Cash dividends paid	$0.12	$0.13	$0.00	$0.26	$0.00

	At	At	At	At	At
Selected Financial Ratios (1)	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
and Other Data	2010	2010	2010	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Performance Ratios:
Return on average assets	0.92%	0.51%	0.53%	0.42%	0.86%
Return on average equity	6.73%	3.90%	5.41%	4.21%	8.54%
Return on average tangible equity	9.28%	5.54%	9.19%	7.22%	14.95%
Interest rate spread (2)	3.19%	3.24%	3.30%	3.26%	3.69%
Net interest margin (3)	3.33%	3.39%	3.40%	3.39%	3.79%
Efficiency ratio (4)	79.59%	84.66%	81.99%	82.54%	82.09%
Non-interest income to average assets	3.74%	3.30%	3.73%	3.91%	3.84%
Non-interest expense to average assets	5.35%	5.33%	5.44%	5.60%	5.79%
Average interest-earning assets as a ratio
of average interest-bearing liabilities	116.70%	115.59%	109.28%	108.51%	108.78%
Average equity to average total assets	13.66%	13.19%	9.84%	9.99%	10.02%
Equity to total assets (end of period)	12.99%	13.73%	9.90%	10.01%	10.01%
Tangible equity to tangible assets	9.64%	10.32%	6.11%	6.10%	6.06%

Asset Quality Ratios:
Nonperforming assets to
total assets (5)	1.15%	1.24%	1.45%	0.90%	0.41%
Nonperforming loans to
total loans	1.38%	0.80%	1.01%	0.11%	0.18%
Net charge-offs to average loans	0.10%	0.00%	0.05%	0.00%	0.06%
Allowance for loan losses to
loans receivable, net	1.51%	1.44%	1.19%	1.13%	0.98%
Allowance for loan losses to
nonperforming loans	107.54%	176.30%	115.57%	1041.01%	526.50%

Bank Regulatory Capital Ratios:
Total capital
to risk weighted assets	15.15%	15.02%	11.25%	11.04%	10.73%
Tier 1 capital
to risk weighted assets	14.11%	14.02%	10.39%	10.21%	10.00%
Tier 1 capital
to average assets	9.17%	9.36%	7.05%	7.08%	7.19%

1 - Ratios are annualized where appropriate.
2 -    The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

3 - The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
4 -    The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding net impairment losses, net investment gains (losses) and changes in the fair value of trading securities.

5 - Non-performing assets include non-performing loans and non-accrual trust preferred securities.